UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO DEFINITIVE MATERIAL AGREEMENTS

Purchase and Sale Agreement

Effective on November 30, 2023, Selectis Health, a Utah corporation (the “Company”) caused four of the Company’s wholly-owned subsidiaries Global Abbeville Property, LLC, Dodge NH, LLC, Providence HR, LLC and ATL/WARR, LLC, each a Georgia limited liability company (each a “Seller”), to execute and deliver a definitive Purchase and Sale Agreement (“PSA”) with four newly formed entities: Glen Eagle Propco LLC, Eastman Propco LLC, Providence Propco LLC and Warrenton Propco LLC, each a Delaware limited liability company (each a “Purchaser”), pursuant to which each Seller agreed to sell substantially all of the real and personal property owned by each, namely the skilled nursing facilities located at 206 Main Street East, Abbeville, Georgia, 31001, upon which is located that certain 101-bed skilled nursing facility commonly known as “Glen Eagle Healthcare & Rehab” (the “Glen Eagle Facility”), 556 Chester Highway, Eastman, Georgia, 31023, upon which is located that certain 100-bed skilled nursing facility commonly known as “Eastman Healthcare & Rehab” (the “Eastman Facility”), 60 Providence Street, Sparta, Georgia, 31087, upon which is located that certain 71-bed skilled nursing facility commonly known as “Providence of Sparta Health and Rehabilitation” (the “Sparta Facility”), and 813 Atlanta Highway, Warrenton, Georgia, 30828, upon which is located that certain 110-bed skilled nursing facility commonly known as “Warrenton Health and Rehabilitation” (the “Warrenton Facility” and together with the Eastman Facility, Glen Eagle Facility, and Sparta Facility, the “Facilities”).

The purchase price to be paid by Purchasers for the Facilities is $31.0 million, subject to certain prorations, holdbacks and adjustments customary in transactions of this nature.

Consummation of the PSA is contingent upon numerous conditions, including, without limitation, satisfactory completion of due diligence during a 45-day Due Diligence Period and other conditions customary in transaction of this nature. There can be no assurance that the PSA will be consummated.

Operations Transfer Agreement

The Facilities are operated by separate, wholly-owned subsidiaries of the Company, namely Global Abbeville, LLC, a Georgia limited liability company, Global Eastman, LLC, a Georgia limited liability company, Selectis Sparta, LLC, a Georgia limited liability company, and Selectis Warrenton, LLC, a Georgia limited liability company (collectively, the “Existing Operators”). Concurrently with the execution of the PSA, the Company caused the Existing Operators to execute an Operations Transfer Agreement (“OTA”) with four newly formed entities affiliated with the Purchasers, Glen Eagle Nursing and Rehabilitation LLC, Eastman Nursing and Rehabilitation LLC, Providence Nursing and Rehabilitation LLC and Warrenton Nursing and Rehabilitation LLC, each a Nevada limited liability company (each a “New Operator”). If consummated, of which there can be no assurance, the OTA will govern the transfer of the skilled nursing operations from the Existing Operators to the New Operators.

Consummation of the OTA is contingent upon the consummation of the PSA as well as other conditions customary in transaction of this nature.

ITEM 7.01  REGULATION FD DISCLOSURE

On December 5, 2023, the Company issued a press releasing announcing that several wholly owned affiliates (the “Affiliates”)1 have entered into agreements to sell the Company’s four owned and operated skilled nursing facilities in Georgia. The agreements provide for the sale of the Company’s Warrenton Healthcare & Rehabilitation, Eastman Healthcare & Rehabilitation, Glen Eagle Nursing and Rehabilitation, and Providence of Sparta Healthcare & Rehabilitation facilities, for an aggregate consideration of $31 million. A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

1 Comprising Global Abbeville Property, LLC; Dodge NH, LLC; Providence HR, LLC; and Atl/Warr, LLC, as noted in the Purchase and Sale Agreement dated November 30, 2023.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Purchase and Sale Agreement
10.2	Operations Transfer Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc. (Registrant)

Dated: December 5, 2023	/s/ Adam Desmond
Adam Desmond, Interim CEO